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                                                                   EXHIBIT(e).1

                       UNDERWRITING AND DISTRIBUTION AGREEMENT

     THIS AGREEMENT, made this 14th day of November 1994, by and between Fortis Worldwide Portfolios, Inc. (formerly AMEV Worldwide Portfolios, Inc.), a Minnesota corporation (the "Fund") for and on behalf of each class of shares (each class is referred to hereinafter as a "Class") of each of the Fund's Portfolios and Fortis Investors, Inc. (formerly AMEV Investors, Inc.), a Minnesota corporation ("Investors")

     WITNESSETH:

1.   UNDERWRITING SERVICES.

     The Fund on behalf of each Class hereby engages Investors, and Investors hereby agrees to act, as principal underwriter for each Class in connection with the sale and distribution of the shares of each Class of the Fund's Portfolios to the public, either through dealers or otherwise. Investors agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

     As used herein, "Portfolios" is defined as Fortis Global Growth Portfolio (formerly AMEV Global Growth Portfolio) and any other Portfolios which may hereafter be created by the Board of Directors of the Fund. In addition, as used herein, "Classes" of the Fund's Portfolios is defined as Class A, Class B, Class C and Class H shares of each Portfolio and any other classes which may hereinafter be created by the Fund's Board of Directors.

2.   SALE OF FUND SHARES.

     The shares of each Class are to be sold only on the following terms:

          (a) All subscriptions, offers or sales shall be subject to acceptance or rejection by the Fund. Any offer or sale shall be conclusively presumed to have been accepted by the Fund if the Fund shall fail to notify Investors of the rejection of such offer or sale prior to the computation of the net asset value of the applicable Class's shares next following receipt by the Fund of notice of such offer or sale.
          (b) No share of a Class shall be sold by Investors (i) for any amount less than the net asset value of such share, computed as provided in the Bylaws of the Fund, or (ii) for any consideration other than cash, or, pursuant to any exchange privilege provided for by such Class's currently effective Prospectus or Statement of Additional Information, shares of the corresponding Class of shares of any other investment company for which Investors acts as an underwriter. In addition, except as provided below or in the Class's currently effective Prospectus or Statement of Additional Information, all shares of the Fund's Portfolios sold by Investors shall be sold at the applicable public offering price, as hereinafter defined, provided that, in the case of sales of such shares to or through bona fide dealers in securities, Investors may allow, or sell at, a discount from said public offering price to such dealers, which discount

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shall be no greater than the "sales load" hereinafter referred to.
          (c) The public offering price of the shares of the Fund's Portfolios shall be the current net asset value thereof (computed as provided in the Bylaws of the Fund) plus the applicable "sales load" or loading charge, if any, which shall be such percentage of the public offering price, computed to the nearest cent, as may be agreed upon by the Fund and Investors and specifically approved by the Board of Directors of the Fund, provided that no schedule of sales loads shall be effective until set forth in a prospectus of the Fund meeting the requirements of the Securities Act of 1933. Said sales loads may be graduated on a scale based on the dollar amount of shares sold.
          (d) In connection with certain sales of shares, a contingent deferred sales charge will be imposed in the event of a redemption transaction occurring within a certain period of time following such a purchase, as described in each Class's currently effective Prospectus and Statement of Additional Information.
          (e) The front-end sales charge, if any, for any Class may, at the discretion of the Fund and Investors, be increased, reduced or eliminated as permitted by the Investment Company Act of 1940, and the rules and regulations thereunder, as they may be amended from time to time, or as set forth elsewhere in this Agreement, provided that, if necessary, such increase, reduction or elimination shall be set forth in the Prospectus for such Class, and provided that the Fund shall in no event receive for any shares sold an amount less than the net asset value thereof. In addition, any contingent deferred sales charge for any Class may, at the discretion of the Fund and Investors, be increased, reduced or eliminated in accordance with the terms of an exemptive order received from, or any applicable rule or rules promulgated by, the Securities and Exchange Commission by the Fund, provided such increase, reduction or elimination shall be set forth in the Prospectus for such Class.
          (f) Investors may decline to offer for sale or sell shares of the Fund in an amount the cumulative public offering price of which is less than $500.00 or such smaller amount as it may from time to time fix.

3.   INVESTMENT OF DIVIDEND AND DISTRIBUTIONS.

     The Fund may extend to its shareholders the right to purchase shares issued by each Class of the Fund at the net asset value thereof with the proceeds of any dividend or capital gain distribution paid or payable by the Fund (or any other fund for which Investors serves as underwriter) to its shareholders.

4.   REGISTRATION OF SHARES.

     The Fund agrees to make prompt and reasonable efforts to effect and keep in effect, at its own expense, the registration or qualification of each Class's shares for sale in such jurisdictions as the Fund may designate.

5.   INFORMATION TO BE FURNISHED INVESTORS.


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     The Fund agrees that it will furnish Investors with such information with respect to the affairs and accounts of the Fund (and each Class and Portfolio thereof) as Investors may from time to time reasonably require, and further agrees that Investors, at all reasonable times, shall be permitted to inspect the books and records of the Fund.

6.   ALLOCATION OF EXPENSES.

     During the period of this contract, the Fund shall pay or cause to be paid all expenses, costs and fees incurred by the Fund which are not assumed by Investors or Fortis Advisers, Inc. ("Advisers"). Investors agrees to provide, and shall pay costs which it incurs in connection with providing personal, continuing services to shareholders (such costs are referred to as "Shareholder Servicing Costs"). Shareholder Servicing Costs include all expenses of Investors incurred in connection with providing administrative or accounting services to shareholders of each Class, including, but not limited to, an allocation of Investor's overhead and payments made to persons, including employees of Investors, who respond to inquiries of shareholders regarding their ownership of Class shares, or who provide other administrative or accounting services not otherwise required to be provided by the applicable Funds' investment adviser or transfer agent. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. ("NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from a definition of Shareholder Servicing Costs in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of Shareholder Servicing Costs in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition. Investors shall also pay all costs of distributing the shares of each Class ("Distribution Expenses"). Distribution expenses include, but are not limited to, initial and ongoing sales compensation (in addition to sales loads) paid to registered representatives of Investors and to other broker-dealers and participating financial institutions; expenses incurred in the printing of prospectuses, statements of additional information and reports used for sales purposes; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of Investors' overhead; payments to and expenses of persons who provide support services in connection with the distribution of Fund shares; and other distribution-related expenses. Advisers, rather than Investors, may bear the expenses referred to in this paragraph, but Investors shall be primarily liable for such expenses until paid.

7.   COMPENSATION TO INVESTORS.

     As compensation for all of its services provided and its costs assumed under this contract, Investors shall receive the following forms of and amounts of compensation:

          (a) Investors shall be entitled to receive and retain the front-end sales charge (if any) imposed in connection with sales of each Class, as set forth in the applicable Class's current Prospectus. Up to the entire amount of the front-end sales charge (if any) with respect to each applicable Class may be reallowed by Investors to broker-dealers and participating financial


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institutions in connection with their sale of Fund shares.  The amount of the front-end sales charge (if any) may be retained or deducted by Investors from any sums received by it in payment for shares so sold. If such amount is not deducted by Investors from such payments, such amount shall be paid to Investors by the Fund not later than five business days after the close of any month during which any such sales were made by Investors and payment therefor received by the Fund.
          (b) Investors shall be entitled to receive any contingent deferred sales charge imposed in connection with any redemption of applicable Class shares, as set forth in each applicable Class's current Prospectus.
          (c) Investors shall be entitled to receive the following l2b-1 fees, payable under the Plan of Distribution adopted by each Class in accordance with Rule 12b-1 under the Investment Company Act of 1940 (the "Plan"):

               (i) CLASS A SHARES: Class A shares of each of the Portfolios are obligated to pay Investors, the principal underwriter of the Fund's shares, a total fee in connection with distribution-related services provided with respect to Class A and in connection with the servicing of shareholder accounts of said Class A. This fee shall be calculated and payable monthly at an annual rate of .25% of the value of the Class's average daily net assets. All or a portion of such total fee may be payable as a Distribution Fee, and all or any portion of such total fee may be payable as a Shareholder Servicing Fee, as determined from time to time by the Fund's Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Distribution Fee.

               (ii) CLASS B, CLASS C AND CLASS H SHARES: Class B, Class C and Class H shares of the Portfolios are each obligated to pay Investors a total fee in connection with the distribution-related services and servicing of shareholder accounts provided for their respective Class. The total fee paid by each Class shall be calculated and payable monthly, at an annual rate of 1.00% of the value of the respective Class's average daily net assets. All or any portion of such total fee may be payable as a Distribution Fee, and all or any portion of such total fee may be payable as a Shareholder Servicing Fee, as determined from time to time by the Fund's Board of Directors. Until further action by the Board, 75% of such fee (.75 of 1.00%) shall be designated and payable as a Distribution Fee and 25% of such fee (.25 of 1.00%) shall be designated and payable as a Shareholder Servicing Fee.

               (iii) FUTURE PORTFOLIOS AND/OR CLASSES: The 12b-1 fees for Class A, Class B, Class C or Class H shares of any future Portfolios shall be as determined by the Board of Directors of the Fund upon the creation of any such Portfolios, but in no event shall such fees exceed any then existing limitations imposed under any applicable rule or rules promulgated by the Securities and Exchange Commission and/or the National Association of Securities Dealers, Inc. Upon the creation of any new classes of shares for any or all of the Portfolios, the respective levels of sales charges and 12b-1 fees shall be determined by the Board of Directors of the Fund, subject to any necessary shareholder approval and only in accordance with any applicable rule or rules promulgated by the Securities and Exchange Commission and/or the National Association


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of Securities Dealers, Inc.  All or any portion of the l2b-1 fees referred to in this paragraph may be payable as a Distribution Fee, and all or any portion of such l2b-1 fees may be payable as a Shareholder Servicing Fee, as determined from time to time by the Fund's Board of Directors.

               (iv) OTHER INFORMATION: Average daily net assets shall be computed in accordance with the Prospectus of each applicable Class. Amounts payable to Investors under the Plan may exceed or be less than Investor's actual distribution expenses and shareholder servicing costs. In the event such distribution expenses and/or shareholder servicing expenses exceed amounts payable to Investors under the Plan, Investors shall not be entitled to reimbursement from the Fund.

          (d) In each year during which this contract remains in effect, Investors will prepare and furnish to the Board of Directors of the Fund, and the Board will review, on a quarterly basis written reports complying with the requirements of Rule l2b-1 under the Investment Company Act of 1940 (the "1940 Act") that set forth the amounts expended under this contract and the Plan and the purposes for which those expenditures were made.

8.   LIMITATION OF INVESTORS' AUTHORITY.

     Investors shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund. In connection with its role as underwriter of Fund shares, Investors shall at all times be deemed an agent of the Fund and shall sell Fund shares to purchasers thereof as agent and not as principal.

9.   SUBSCRIPTION FOR SHARES; REFUND FOR CANCELED ORDERS.

     Investors shall effect the subscription of Fund shares as agent for the Fund. In the event that an order for the purchase of shares of the Fund is placed with Investors by a customer or dealer and subsequently canceled, Investors, on behalf of such customer or dealer, shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if Investors has paid the Fund for such shares, shall be entitled to receive from the Fund in refund of such payment the lesser of:
          (a)  the consideration received by the Fund for said shares; or
          (b) the net asset value of such shares at the time of cancellation by Investors.

10.  INDEMNIFICATION OF THE FUND.

     Investors agrees to indemnify the Fund against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of the Fund by Investors. In the event of the threat or institution of any such litigation or legal proceedings against the Fund, Investors shall defend such action on behalf of the Fund at its own expense, and shall pay any such liability, judgment, cost or penalty


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resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, Investors shall not be required to pay or reimburse the Fund for any liability, judgment, cost or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Fund to Investors, or to Investors by a director, officer, or employee of the Fund who is not an interested person of Investors, unless the information so-supplied or omitted was available to Investors or the Fund's investment adviser without recourse to the Fund or any such interested person of the Fund.

11.  FREEDOM TO DEAL WITH THIRD PARTIES.

     Investors shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

12.  EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT.

          (a) This Agreement shall be effective as to the Fortis Global Growth Portfolio and each Class thereof on November 14, 1994. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Fund, or with respect to a particular Class by the vote of the holders of a majority of the outstanding voting securities of such Class, and
(b) by a majority of the directors who are not interested persons of Investors or of the Fund, cast in person at a meeting called for the purpose of voting on such approval; provided that, if a majority of the outstanding voting securities of any of the Classes approves this Agreement, this Agreement shall continue in effect with respect to such approving Class whether or not the shareholders of any other Class of the Fund approve this Agreement.
          (b) This Agreement may be terminated at any time without the payment of any penalty by the vote of the Board of Directors of the Fund or by Investors, upon sixty (60) days' written notice to the other party. This Agreement may be terminated with respect to a particular Class at any time without the payment of any penalty by the vote of the holders of a majority of the outstanding voting securities of such Class, upon sixty (60) days' written notice to Investors.
          (c) This Agreement shall automatically terminate in the event of its "assignment" (as defined by the provisions of the 1940 Act).
          (d) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Class or the Fund shall mean the vote of 67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or the vote of more than 50% of such securities, whichever is less.

13.  AMENDMENTS TO AGREEMENT.

     No material amendment to this Agreement shall be effective until approved by a vote of the Board of Directors of the Fund, including a majority of the Directors who are not interested


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persons of the Fund and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Additionally, no amendment to this Agreement that materially increases the distribution fee and/or shareholder servicing fee payable by any Class hereunder shall be effective until any necessary amendment to the applicable Rule 12b-1 Plan has been approved by a vote of the holders of a majority of the outstanding voting securities of the applicable Class and approved by the Fund's Board of Directors as required under Rule 12b-1 under the Investment Company Act of 1940.

14.  NOTICES.

     Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid to the other party at such address as such other party may designate in writing for receipt of such notice.

     IN WITNESS WHEREOF, the Fund and Investors have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   FORTIS WORLDWIDE PORTFOLIOS, INC.


                                   By: /s/ Edward M. Mahoney
                                      --------------------------------------
                                   Its President

                                   FORTIS INVESTORS, INC.


                                   By: /s/ Dean C. Kopperud
                                      --------------------------------------
                                   Its President


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